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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


              January 21, 2000                                  0-6770
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Date of Report (Date of earliest event reported)        Commission File Number


                           WIN-GATE EQUITY GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                          65-06698942
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(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                        100 N. Biscayne Blvd., Suite 2500
                              Miami, Florida 33132
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               (Address of Principal Executive Offices) (Zip Code)





                                 (305) 371-3300
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              (Registrant's telephone number, including area code)



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Item 2 and Item 3   Acquisition or Disposition of Assets and Change in Control
                    of the Registrant

On January 21, 2000, Win-Gate Equity Group, Inc. (the "Company") entered into and consummated a Stock Purchase Agreement with all of the shareholders of Globaltron Communications Corporation ("GCC"). Pursuant to the Stock Purchase Agreement, the Company acquired all of the issued and outstanding shares of Globaltron Communications Corporation ("GCC") and GCC has become a wholly-owned subsidiary of the Company. As consideration for the GCC shares, the Company issued an aggregate of approximately 13.3 million shares of the Company's common stock to the former GCC shareholders. Following the closing, there were approximately 18.2 million issued and outstanding shares.

Immediately following closing of the Stock Purchase Agreement, Gary Morgan, Chairman of GCC, assumed duties as a director and Chief Executive Officer of the Company. Mr. Morgan and Roman Fisher, previously the Company's sole director, now comprise the Company's board of directors. Following the closing, Gary Stukes assumed the duties of President and Chief Operating Officer of the Company.

As a result of this transaction, Gary Morgan acquired 8,294,000 shares of the Company's common stock and now owns approximately 46% of the voting power of the Company. Accordingly, for practical purposes, Mr. Morgan now controls the Company. To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date, result in a further change in control of the Company.

Globaltron, with executive offices in Miami, Florida, is engaged in international communications. Globaltron has an ATM/VOIP switching network operating in the United States and extending to eight countries. Globaltron currently has 57 employees in its Miami, Florida, New Jersey and New York locations. Globaltron is a service provider of voice, data, video and Internet services. Globaltron has invested in certain intellectual property for net-to-phone, unified messaging and interactive e-commerce service which it expects to market in the next term. Globaltron's long term business plan includes substantial network investment combined with value added service enablers that will support the convergence of telephony and Internet.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WIN-GATE EQUITY GROUP, INC.


                                 By: /s/ Gary Morgan
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                                     Gary Morgan, Chief Executive Officer


Dated: March 24, 2000